UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary proxy statement
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☐ Definitive Proxy Statement
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☑ Soliciting Material Pursuant to § 240.14a-12

Darden Restaurants, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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September 2, 2014

Dear Darden Shareholder,

We are writing to alert you that you may be receiving materials from Starboard Value L.P., a Darden shareholder, soliciting your vote in support of its nominees to the Board of Directors at the Company’s 2014 Annual Meeting of Shareholders on October 10, 2014.

The decision of which directors to elect at the Annual Meeting is a significant one.  We ask that you make this important decision based on full information and a clear understanding of the qualifications of all director candidates and the risks associated with the full Board turnover that Starboard is seeking.

Darden will soon be providing you with its own statement and a BLUE proxy card with this detail, including additional details regarding the Company’s new slate of independent director nominees.

Until then, we urge you to refrain from signing or returning any Starboard white card.

In the meantime, if you would like additional information or have questions, feel free to reach out to our proxy solicitor, Innisfree M&A Incorporated, toll−free at (877) 825-8631.

Regardless of the number of Darden shares that you own, your views are important. Thank you for your continued support.

Sincerely yours,
Teresa M. Sebastian
Senior Vice President,
General Counsel and Secretary

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”).  Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s preliminary proxy statement, filed with the SEC on July 31, 2014, as amended, and the Company revocation solicitation statement, filed with the SEC on April 1, 2014.  Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 25, 2014, filed with the SEC on July 18, 2013.  These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing a definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting.  WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.